Filed Pursuant to Rule 424(b)(5)

Registration No. 333-249547

PROSPECTUS SUPPLEMENT

(To prospectus dated October 26, 2020)

NAKED BRAND GROUP LIMITED

29,415,000 ORDINARY SHARES

We are offering 29,415,000 of our ordinary shares, without par value (“Ordinary Shares”), pursuant to this prospectus supplement and the accompanying base prospectus.

Our Ordinary Shares are listed for trading on the Capital Market of the Nasdaq Stock Market (“Nasdaq”) under the symbol “NAKD.” On January 27, 2021, the last reported sales price of our Ordinary Shares was $1.38 per share.

We have retained Maxim Group LLC (“Maxim”) as the placement agent with respect to this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Share	Total Amount
Public offering price	$1.700	$50,005,500
Placement agent fees(1)	$0.102	$3,000,330
Proceeds to us, before offering expenses	$1.598	$47,005,170

(1)	We have also agreed to reimburse the placement agents for out-of-pocket expenses incurred by it in connection with this offering. See “Plan of Distribution” for a more complete description of the compensation payable to the placement agents.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 8 of the accompanying base prospectus and in the reports incorporated by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made against payment therefor on or about February 1, 2021.

MAXIM GROUP LLC

Sole Placement Agent

The date of this prospectus supplement is January 27, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

You should rely only on the information contained in this prospectus supplement, the base prospectus, and the documents we incorporate by reference in this prospectus supplement and the base prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the base prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademarks include, among others, Bendon, Bendon Man, Davenport, Fayreform, Lovable, Pleasure State, VaVoom, Evollove, Hickory and Frederick’s of Hollywood and other related trademarks. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-249547) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to US$200,000,000. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of 29,415,000 of our Ordinary Shares. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Ordinary Shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations, “Bendon” refers to Bendon Limited, a wholly owned subsidiary of ours, and “FOH” refers to FOH Online Corp., a wholly owned subsidiary of ours.

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NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus supplement include, among other things, statements relating to:

●	expectations regarding industry trends and the size and growth rates of addressable markets;
●	our business plan and our growth strategies, including plans for expansion to new markets and new products; and
●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our ability to complete our planned restructuring, including the sale of Bendon;
●	our ability to realize the benefits of our planned restructuring;
●	our ability to raise any necessary capital;
●	our ability to maintain the strength of our brand or to expand our brand to new products and geographies;
●	our ability to protect or preserve our brand image and proprietary rights;
●	our ability to satisfy changing consumer preferences;
●	an economic downturn affecting discretionary consumer spending;
●	our ability to compete in our markets effectively;
●	our ability to manage our growth effectively;
●	poor performance during our peak season affecting our operating results for the full year;
●	our indebtedness adversely affecting our financial condition;
●	our ability to maintain relationships with our select number of suppliers;
●	our ability to manage our product distribution through our retail partners and international distributors;
●	the success of our marketing programs;
●	business interruptions because of a disruption at our headquarters;
●	fluctuations in raw materials costs or currency exchange rates;
●	the success of our business restructuring; and
●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. Before making an investment decision, you should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2020 (the “Annual Report”). Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

On December 20, 2019, we completed a reverse stock split of our Ordinary Shares, pursuant to which every 100 Ordinary Shares outstanding as of the effective time of the reverse stock split were combined into one Ordinary Share. All share and per share information in this prospectus supplement is presented on post-reverse split basis.

Overview

We operate in the highly competitive specialty retail business. We are a designer, distributor, wholesaler, and retailer of women’s and men’s intimate apparel, as well as women’s swimwear. Our merchandise is sold through company-owned retail stores in Australia and New Zealand; through online channels in Australia, New Zealand and the U.S.; and through wholesale partners in Australia and New Zealand and, on a more limited basis, through wholesale partners and distributors in the United Kingdom and the European Union (collectively, the “E.U.”).

We previously sold our merchandise through wholesale partners in the U.S., as well. However, in order to improve our profitability, we have exited the U.S. wholesale market, although we continue to sell in the U.S. through online channels. We also substantially reduced the size of our operations in the E.U. wholesale market.

In addition, in connection with our planned restructuring described below, we plan to sell our Bendon operating subsidiary to a group composed of entities controlled by Justin Davis-Rice, the Company’s Executive Chairman and Chief Executive Officer, and Anna Johnson, Bendon’s Chief Executive Officer (the “Purchaser”), in order to divest our physical retail store business and focus on our e-commerce business anchored by FOH. See “— Recent Developments” below.

Our Brands

Frederick’s of Hollywood

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra and the padded bra to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood online license for the U.S., Australia and New Zealand, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com.

Bendon

Our brands include our flagship Bendon brand, as well as our Bendon Man, Davenport, Fayreform, Lovable, Pleasure State, VaVoom, Evollove, and Hickory brands. We sell products under these brands at 60 Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, we sell products under these brands in approximately 325 wholesale stores in Australia, New Zealand and the E.U., and through distributors in the E.U.

As described above, we plan to sell Bendon, which holds the rights to the brands described in the preceding paragraph, to the Purchaser in connection with our planned restructuring. See “— Recent Developments” below.

Former Brands

We previously sold products under the Stella McCartney, Heidi Klum and Naked brands. Our license to the Stella McCartney brand terminated on June 30, 2018. On January 31, 2020, we entered into a termination agreement with Heidi Klum and Heidi Klum Company, LLC, which provides for the termination of the license agreement between the parties. On January 28, 2020, we sold all of our right, title and interest in the Naked brands to Gogogo SRL. We may continue selling existing Heidi Klum branded products, as well as Heidi Klum branded products manufactured on or prior to June 30, 2020 under existing contracts. The right to continue selling such products will continue until six months after the date of the termination agreement in the Northern Hemisphere and until 12 months after the date of the termination agreement in the Southern Hemisphere. We also may continue selling any inventory bearing the Naked brand that was in existence as of the closing.

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Recent Developments

COVID-19

As of the time of this prospectus supplement, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail and wholesale businesses. We temporarily closed our bricks and mortar stores for eight weeks across March to May 2020. In addition, due to a state of emergency being declared, the Australian stores in the state of Victoria were further closed from August to October and there have been further short term closures in Auckland. All stores in New Zealand are trading again. Throughout these periods, we have been able to continue to sell merchandise through our Bendon Lingerie and Fredericks of Hollywood online stores and fulfil online orders from the New Zealand and U.S. warehouses.

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To mitigate the significant impact on cashflow we worked with suppliers to get support with delayed payments and reached agreements with certain key suppliers to push back payments. In addition, we negotiated support from landlords to provide rent abatements through the period of closure and until revenue levels return to previous levels. Employees agreed to work reduced hours and we applied for government wage subsidies from the New Zealand and Australian governments. At the date of this prospectus supplement, we have received NZ$2.0 million in subsidies from the New Zealand government and AU$0.7 million in subsidies from the Australian government. We have also been in discussion with the Bank of New Zealand (“BNZ”) to defer loan repayments (see “Senior Secured Credit Facility” below). The impact of COVID-19 in Asia delayed stock flow due to temporary factory closures. We are working with suppliers who are now back operating to prioritize and reschedule orders and inventory flow has resumed.

The full impact of the COVID-19 pandemic continues to evolve, and, as such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management and the directors are monitoring the situation on a daily basis and forward planning to minimize the total impact to the group.

For more information, see Item 5 of our Annual Report.

Restructuring

On January 21, 2021, we announced a planned restructuring in which we would divest our physical retail store business operated by our wholly owned subsidiary Bendon in order to focus on our e-commerce business anchored by our wholly owned subsidiary FOH.

In connection with the restructuring, on January 21, 2021, we entered into a non-binding letter of intent with a group composed of entities controlled by Justin Davis-Rice, the Company’s Executive Chairman and Chief Executive Officer, and Anna Johnson, Bendon’s Chief Executive Officer, whom we refer to collectively as the “Purchaser.” Under the proposed terms set forth in the non-binding letter of intent:

●	The Purchaser would acquire all of the outstanding shares of Bendon.
●	The Purchaser would assume the existing liabilities of Bendon (other than inter-company liabilities, which will be forgiven), after repayment in full by us of Bendon’s senior secured credit facility with the Bank of New Zealand (“BNZ”). The liabilities of Bendon, excluding liabilities of approximately NZ$15 million to BNZ, are estimated to be approximately NZ$33 million.
●	If the Bendon inventory were to be more than a target amount, the Purchaser would pay a cash adjustment equal to the difference to us and, if the Bendon inventory were to be less than such target amount, we would pay a cash adjustment equal to the difference to the Purchaser.
●	We would have the right to receive a specified percentage of Bendon’s net profits during the three year period commencing on the first day of the second half of fiscal year 2022 and a specified percentage of the net proceeds from any subsequent sale of Bendon prior to the third anniversary of the closing.
●	We would provide a five-year subordinated secured loan to the Purchaser. In addition, Bendon or the Purchaser would obtain a senior secured credit facility.
●	FOH would enter into a services agreement with Bendon, pursuant to which Bendon will provide various business services to FOH, including accounting, product design, logistics and shipping support, distribution support, website maintenance and management, customer service, marketing, advertising and information technology support.

The closing of the transaction would be subject to certain customary conditions precedent, including, without limitation, our having met certain capital raising targets, the BNZ senior secured credit facility having been repaid, our having received an independent expert’s report on the fairness and reasonableness of the transaction and our shareholders (other than shareholders associated with the Purchaser) having approved the transaction.

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We cannot provide any assurance that the sale of Bendon will be completed on the terms described herein, or at all. In addition, even if the sale of Bendon were to be completed, our ability to realize the expected benefits of the transaction would be subject to a number of risks and uncertainties.

For more information, see our Report of Foreign Private Issuer on Form 6-K filed on January 21, 2021.

Management Changes

On January 21, 2021, our board of directors appointed Justin Davis-Rice as our Chief Executive Officer, replacing Anna Johnson. Ms. Johnson remains the Chief Executive Officer of Bendon. In connection with his appointment, our board of directors, upon the recommendation of the compensation committee, granted to Mr. Davis-Rice phantom warrants with a strike price equal to $0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The phantom warrants will vest in three tranches, with the first tranche vesting immediately, the second tranche vesting on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of our outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, the Company will net cash settle the phantom warrants. As a result, no Ordinary Shares will be issued.

On January 18, 2021, our board of directors appointed Simon Tripp as a director of the Company. Mr. Tripp replaced Paul Hayes, who resigned as a director of the Company on the same day.

For more information, see our Report of Foreign Private Issuer on Form 6-K filed on January 21, 2021.

ATM

Pursuant to an equity distribution agreement with Maxim, dated as of August 20, 2020 and amended as of September 25, 2020 (the “August EDA”), we sold an aggregate of 138,252,413 Ordinary Shares in an “at the market” offering, for gross proceeds of US$17,998,700 (NZ$25,350,281) and net proceeds of US$17,458,739 (NZ$24,589,773), after payment to Maxim of an aggregate of US$539,961 (NZ$760,508) in commissions. In connection with the commencement of sales under the October EDA described below, we terminated the offering under the August EDA.

Pursuant to an equity distribution agreement with Maxim, dated as of October 19, 2020 (the “October EDA”), we sold an aggregate of 107,036,117 Ordinary Shares in an “at the market” offering, for gross proceeds of US$49,999,716 (NZ$70,422,135) and net proceeds of US$48,499,724 (NZ$63,309,471), after payment to Maxim of an aggregate of US$1,499,991 (NZ$2,112,664) in commissions. The October EDA provides for the sale, from time to time, through Maxim, Ordinary Shares having an aggregate offering price of up to US$50,000,000. Accordingly, US$284 of Ordinary Shares remain available for sale thereunder.

Nasdaq Noncompliance

On March 11, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the previous 30 consecutive business days, the closing bid price for the ordinary shares had been below the minimum of US$1.00 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days to regain compliance with the minimum bid price requirement. In addition, Nasdaq tolled the compliance period from April 16, 2020 through June 30, 2020, due to the impact of COVID-19. After the expiration of the initial 180-day compliance period, Nasdaq informed us that we were eligible for an additional 180-day compliance period. Accordingly, we will be afforded until May 24, 2021 to regain compliance with Nasdaq’s minimum bid price requirement. The Nasdaq notification has no effect at this time on the listing of the ordinary shares, and the ordinary shares continue to trade under the symbol “NAKD.”

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Senior Secured Credit Facility

Effective March 12, 2020, we entered into a Deed of Amendment and Restatement (the “Restated Facility Agreement”) that amended and restated that certain Facility Agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and BNZ, as lender. Under the Restated Facility Agreement, BNZ will continue to make available (i) a revolving credit facility (the “Revolving Facility”), for which the facility limit, as amended, currently is NZ$16.5 million, and (ii) an instrument facility (the “Instrument Facility”), for which the facility limit is NZ$1.345 million. The Revolving Facility has an outstanding principal balance of NZ$16.5 million as of the date of this prospectus. We have reduced our indebtedness under the Restated Facility Agreement by an aggregate of NZ$7 million in periodic installments, which also has reduced the facility limit under the Revolving Facility. The facilities terminate on March 12, 2022. For more information, see Item 5.B of our Annual Report.

Convertible Promissory Notes

Notes Issued in October, November, and December 2019 and January, February, and April 2020

In each of October, November and December 2019 and January, February, and April 2020, we completed a private placement of a convertible promissory note (each, a “Prior Note”) and a warrant to purchase ordinary shares to either St. George Investments LLC or Iliad Research and Trading L.P., which are affiliates of one another (together, the “Affiliated Holders”). Each private placement of a Prior Note was made pursuant to a Securities Purchase Agreement with the applicable Affiliated Holder. The aggregate purchase price of the Prior Notes was US$15,500,000 (NZ$22,831,000). Each of the Prior Notes was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of each Prior Note. In addition, the applicable Affiliated Holder had the right to exchange each warrant for a 5% increase in the outstanding balance of the related Prior Note, a right the Affiliated Holder exercised in each case. Because we did not timely complete an equity financing as required by each of the Prior Notes and did not timely file a registration statement as required by the Prior Notes issued in February and April 2020, the outstanding balance of each applicable Prior Note was increased by 10% for each such occurrence. Each of the Prior Notes provided for an interest rate of 20% per annum, compounded daily, and for maturity on the second anniversary of its issuance. Each of the Prior Notes originally provided for a fixed conversion price, but we agreed to three temporary reductions of the conversion price of the Prior Note issued in December 2019 and subsequently agreed to amend each of the Prior Notes issued in October, November and December 2019 and in January and February 2020 so that each such note could be converted at a floating conversion price (but in any event at not less than a specified floor price), provided we approved each such conversion.

As of January 27, 2021, the Prior Notes issued in October, November and December 2019 and January and February 2020 had been converted in full into an aggregate of 66,580,270 Ordinary Shares. As of January 27, 2021, the aggregate outstanding principal balance of the Prior Note issued in April 2020 was approximately US$2,368,928 (NZ$3,332,000). The Prior Note issued in April 2020 provides for a fixed conversion price of $4.00 per share.

Note and Purchase Warrant Issued in July 2020

In July 2020, we completed a private placement of a convertible promissory note (the “July Note”) and a warrant to purchase ordinary shares (the “July Purchase Warrant”) to one of the Affiliated Holders, Iliad Research Trading L.P., pursuant to a Securities Purchase Agreement, for an aggregate purchase price of US$8,000,000 (NZ$11,300,000). The July Note was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of the July Note, for an original principal balance of US$8,420,000. We also granted a financing rebate to the Affiliated Holder, resulting in net proceeds to us of approximately US$7,200,000 (NZ$10,100,000) from the sale of the July Note. The July Note provided for interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum, and provided for maturity on the second anniversary of its issuance. The July Note was convertible, at our election (subject to certain limitations) or at the election of the Affiliated Holder, into ordinary shares at a conversion price equal to US$0.2424. The July Purchase Warrant entitled the Affiliated Holder to purchase ordinary shares at an exercise price of US$0.6707 per share. In addition, if the exercise price of the July Purchase Warrants was higher than the last closing bid price of the ordinary shares, the July Purchase Warrants could be exercised on a cashless basis for a number of shares equal to the Black-Scholes value per share underlying the July Purchase Warrant, multiplied by the number of shares as to which the July Purchase Warrant was being exercised, divided by the closing bid price as of two business days prior to the exercise date, but in any event not less than the floor price specified in the July Purchase Warrant. For this purpose, the Black-Scholes value per share underlying the July Purchase Warrant was a fixed value as set forth in the July Purchase Warrant.

As of January 27, 2021, the July Note had been converted in full into an aggregate of 35,081,733 Ordinary Shares and the July Purchase Warrant had been exercised in full, pursuant to the Black-Scholes cashless exercise provision, for an aggregate of 47,817,633 Ordinary Shares.

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Bendon Conversion Shares

On October 5, 2020, we and one of our operating subsidiaries, Bendon, entered into a settlement agreement with each of (i) Timothy D. Connell and (ii) William Gibson and Ivory Castle Limited (collectively, the “Lenders”). The Lenders had alleged that specific repayment terms of loans made by them were not met as promised and sought repayment of the loans. Pursuant to the settlement agreements, the Lenders agreed to settle the dispute in consideration for Bendon’s issuance to them of redeemable conversion shares of Bendon (the “Bendon Conversion Shares”) with an aggregate value of US$3,789,654. The Bendon Conversion Shares were convertible into our ordinary shares at a conversion price equal to the closing market price of our ordinary shares on the trading day immediately preceding the date of conversion.

As of January 27, 2021, the Bendon Conversion Shares had been converted in full into an aggregate of 45,930,930 Ordinary Shares.

Corporate Information

Our principal office is located at 8 Airpark Drive, Airport Oaks, Auckland 2022, New, Zealand, and our telephone number is +64 9 275 0000. Our registered office is located at 1/23 Court Road, Double Bay, New South Wales 2028, Australia. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus supplement.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2020, as amended, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page S-18.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-8 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein.

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THE OFFERING

Issuer	Naked Brand Group Limited

Securities Offered	29,415,000 Ordinary Shares

Public Offering Price	$1.70 per Ordinary Share

Ordinary Shares to Be Outstanding Immediately Following This Offering	475,997,604 Ordinary Shares(1)

Use of Proceeds	We intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes, including the repayment of debt. Because there is no minimum offering amount required as a condition to close this offering, the actual net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares. See the section titled “Use of Proceeds” on page S-12.

Risk Factors	See the sections titled “Risk Factors” commencing on page S-8 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NAKD.”

Transfer Agent	Continental Stock Transfer & Trust Co. is the registrar and transfer agent of our Ordinary Shares.

(1)	The number of Ordinary Shares to be issued and outstanding after this offering is based on Ordinary Shares issued and outstanding as of January 27, 2021, and also includes (i) 23,036,116 shares sold under the October EDA, but not yet issued, as of January 27, 2021, and (ii) 25,490,274 shares subject to conversion and exercise notices under the July Note and the July Purchase Warrant, but not yet issued, as of January 27, 2021. The number of Ordinary Shares to be issued and outstanding after this offering excludes the following:

●	591,482 ordinary shares estimated to be issuable upon the conversion of the Prior Note issued in April 2020 (assuming that the balance of each such note as of January 27, 2021 was converted in full at the fixed conversion price provided in such note); and

●	582,192 Ordinary Shares underlying our outstanding warrants.

S-7

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.

Risks Relating to Our Business

Our business, results of operations, and financial condition may be impacted by the recent coronavirus (COVID-19) outbreak.

Our business has been and may continue to be adversely affected by a widespread outbreak of contagious disease, including the recent COVID-19 pandemic, resulting in business closures and a limit on consumer and employee travel across the globe. Any outbreak of contagious diseases, or other adverse public health developments, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to travel, reduced traffic in our stores and the stores of our wholesale customers, temporary closures of our stores and/or office buildings or the facilities of our wholesale customers or suppliers. We may also see disruptions or delays in shipments and negative impacts to pricing of certain components of our products. Further, any disruption of our customers or suppliers would likely impact our sales and operating results. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results. The resulting economic downturn can also negatively impact our share price.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail and wholesale businesses. The pandemic has had an impact on our business globally, with significant temporary store closures. The COVID-19 pandemic is also impacting the Asia region where we source most of our inventory. Temporary factory closures and the pace of workers returning to work has impacted our suppliers’ ability to source certain raw materials and to produce and fulfill finished goods orders in a timely manner. As of the date of this filing, we have also experienced impacts on deliveries, driven primarily by factory labor shortages and port congestion. However, the ability of our distribution and logistics providers to operate may be further impacted depending on the continued severity and duration of the pandemic and may have a significant impact on the cost and timing of receipts for future seasons. The occurrence of any of these events could further negatively impact our future consolidated financial position, results of operations and cash flows. There could be a prolonged impact on our business due to slow economic recovery or changes in consumer behavior. If we experience a sustained decrease in consumer demand related to the COVID-19 pandemic, it may exacerbate our need for additional financing. There is no guarantee that we will be able to obtain such additional financing, on acceptable terms or at all. The results for the full fiscal 2021 could also be impacted in ways we are not able to predict today, including, but not limited to, non-cash write-downs and asset impairment charges (including impairments on property and equipment, operating lease right-of use assets and intangible assets); unrealized gains or losses related to investments; foreign currency fluctuations; and collections of accounts receivables.

We are continuing to monitor the potential impact of the COVID-19 pandemic. In order to mitigate the significant impact on cash inflow we are working with our suppliers and lenders to extend payment terms. We are in discussions with BNZ to extend loan repayment dates and with our landlords to provide abatements through the period of closure. We have reduced staff hours and applied for government subsidies for the New Zealand and Australian employees. At the date of this prospectus, we had received NZ$2.0m in subsidies from the New Zealand government and AU$0.7m from the Australian government.

S-8

We are and may become the subject of various claims, threats of litigation, litigation or investigations which could have a material adverse effect on our business, financial condition, results of operations or price of our ordinary shares.

We are and may become subject to various claims, threats of litigation (including, from current and former shareholders of our company), litigation or investigations, including commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters. Any claims asserted against us or our management, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our clients, distribution partners and other third parties and could lead to additional related claims. Furthermore, there is no guarantee that we will be successful in defending ourselves in pending or future litigation or similar matters under various laws. Any judgments or settlements in any pending litigation or future claims, litigation or investigation could have a material adverse effect on our business, financial condition, results of operations and price of our Ordinary Shares.

We may not be successful in completing our restructuring plan, which could have a material adverse effect on our business and our results of operations, financial condition and cash flows.

On January 21, 2021, we announced a planned restructuring in which we would divest our physical retail store business operated by our wholly owned subsidiary Bendon in order to focus on our e-commerce business anchored by our wholly owned subsidiary FOH. In connection with the restructuring, on January 21, 2021, we entered into a non-binding letter of intent with a group composed of entities controlled by Justin Davis-Rice, our Executive Chairman and Chief Executive Officer, and Anna Johnson, Bendon’s Chief Executive Officer, whom we refer to collectively as the “Purchaser.” The non-binding letter of intent does not represent a binding obligation of the Purchaser. The parties may not enter into a definitive agreement. Even if the parties do enter into a definitive agreement, the terms may vary from those described in the non-binding letter of intent. Furthermore, the conditions precedent to the sale of Bendon set forth in the definitive agreement may not be satisfied or waived. Certain of the contemplated conditions precedent may be outside our control, the control of the Purchaser or both. Accordingly, we cannot provide any assurance that the sale of Bendon will be completed on the terms described herein, or at all.

Even if the sale of Bendon were to be completed, our ability to realize the expected benefits of the transaction would be subject to a number of risks and uncertainties in addition to those set forth in its annual report on Form 20-F for the fiscal year ended January 31 2020, including, without limitation, the following:

●	we would be relying on Bendon for the provision of a number of services critical to our operations;
●	we might not be successful in recruiting and retaining qualified management, operations, product design, technology and other personnel necessary to execute our business plan;
●	we might not be successful in building out our proprietary technology platform on a cost-effective basis, or at all;
●	the costs and expenses of running the FOH business on a stand-alone basis might be greater than we expect;
●	we might be unsuccessful in raising the necessary capital on favorable terms, or at all; and
●	we might not be successful in acquiring other e-commerce businesses.

If any of these or other similar events should occur, it could have a material adverse effect on our results of operations, financial condition and cash flows.

 Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-12 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

S-9

You will experience immediate and substantial dilution in the net tangible book value per Ordinary Share you purchase.

The offering price per Ordinary Share being offered is substantially higher than the pro forma net tangible book value per share of our outstanding Ordinary Shares. As a result, the investor purchasing Ordinary Shares in this offering will incur immediate dilution of US$1.44 per share, after giving further effect to the sale by us of all the Ordinary Shares offered hereby and after deducting placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-14 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

A substantial number of Ordinary Shares may be sold in this offering, which could cause the price of our Ordinary Shares to decline.

The Ordinary Shares offered hereby represent approximately 6.6% of our outstanding Ordinary Shares as of January 27, 2021 (including (i) 23,036,116 shares sold under the October EDA, but not yet issued, as of January 27, 2021, and (ii) 5,490,274 shares subject to conversion and exercise notices under the July Note and the July Purchase Warrant, but not yet issued, as of January 27, 2021). The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of our Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

Risks Related to our Ordinary Shares

We will require additional capital funding, the receipt of which may impair the value of our Ordinary Shares.

Our future capital requirements depend on many factors, including our restructuring, our sales and marketing and our acquisition activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing Ordinary Shares.

We may issue additional securities in the future, which may result in dilution to our shareholders.

We are not materially restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. Because we may need to raise additional capital to operate and/or expand our business, we may conduct equity offerings in future. In addition to issuances under the October EDA, we also may issue additional Ordinary Shares upon conversion of our outstanding convertible promissory notes and upon exercise of our outstanding warrants. As of January 27, 2021, there were 591,482 Ordinary Shares estimated to be issuable upon the conversion of the Prior Notes issued in April 2020 (assuming that the balance of each such note as of such date was converted in full at the fixed conversion price provided in each such note). Furthermore, as of January 27, 2021, there were 582,192 Ordinary Shares underlying our outstanding warrants.

There is no limit on the number of Ordinary Shares we may issue under our constitution. To the extent our outstanding warrants are exercised, our outstanding convertible promissory notes are converted or we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. The Ordinary Shares issuable upon conversion of the Prior Notes may be publicly resold pursuant to exemptions from registration. In addition, we have filed a registration statement registering the public resale of the Ordinary Shares issuable upon conversion of the Bendon Conversion Shares. The Ordinary Shares underlying our other securities may be eligible for public resale in the future, either pursuant to registration or an exemption from registration. Sales of substantial numbers of shares in the public market could adversely affect the market price of our Ordinary Shares. In addition, issuances of a substantial number of shares will reduce the equity interest of our existing investors and could cause a change in control of our company.

Our share price may be volatile, and purchasers of our securities could incur substantial losses.

Our share price is likely to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies, and our share price recently has experienced the effects of such extreme volatility. The market price for our Ordinary Shares may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	the political, economic and social situation in the Australia, New Zealand, the United States and the other countries in which we operate, including privacy laws;

●	actual or expected variations in operating results;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;

●	adoption of new accounting standards affecting the industry in which we operate;

●	operations and stock performance of competitors;

●	litigation or governmental action involving or affecting us or our subsidiaries;

●	recruitment or departure of key personnel;

●	purchase or sales of blocks of our Ordinary Shares; and

●	operating and stock performance of the companies that investors may consider to be comparable to us.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

S-10

Nasdaq may delist our Ordinary Shares from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.

The Ordinary Shares are currently listed on the Nasdaq Capital Market under the trading symbol “NAKD.” However, on March 11, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the previous 30 consecutive business days, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days to regain compliance with the minimum bid price requirement. In addition, Nasdaq has tolled the compliance period from April 16, 2020 through June 30, 2020, due to the impact of COVID-19. After the expiration of the initial 180-day compliance period, Nasdaq informed us that we were eligible for an additional 180-day compliance period. Accordingly, we will be afforded until May 24, 2021 to regain compliance with Nasdaq’s minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least US$1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the initial 180-day period, we may be eligible for an additional 180 calendar days.

There can be no assurance that we will regain compliance with the minimum bid price requirement within the allotted period, or that we will be able to maintain compliance with the other continued listing requirements under the Nasdaq Listing Rules.

If the Ordinary Shares are not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity;
●	a determination that the Ordinary Shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;
●	a limited amount of news and analyst coverage for our company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market for our Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Ordinary Shares that they hold.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares will result solely from the appreciation of such shares.

S-11

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the shares in this offering will be approximately $46,900,000 after deducting placement agent fees and other estimated offering expenses payable by us, assuming we sell all of the shares offered hereby. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the actual number of Ordinary Shares sold and net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. A portion of the net proceeds may be used for repayment of the Revolving Facility with BNZ, for repayment of the Prior Note issued in April 2020 or for strategic acquisitions of synergistic businesses or technologies.

The Revolving Facility terminates in March 2022 and has an outstanding principal balance of approximately US$10.65 (NZ$15.0) million as of the date of this prospectus. Drawings in New Zealand dollars bear interest at a floating rate per annum based on the New Zealand bank bill reference rate administered by the New Zealand Financial Markets Association. As of the date of this prospectus, the interest rate on the Revolving Facility is 4.27% per annum. The Prior Note issued in April 2020 matures in April 2022, has an outstanding balance of US$2,36,928 (NZ$3,332,000) as of the date of this prospectus and accrues interest at a rate of 20% per annum, compounded daily.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including but not limited to the impact of the COVID-19 pandemic on our business operations and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from this offering.

S-12

CAPITALIZATION

The following table sets forth our capitalization at July 31, 2020 (i) on an historical basis, (ii) on a pro forma basis, after giving effect to the transactions described in footnote 1 to the table, and (iii) on a pro forma as adjusted basis, after giving further effect to the sale by us of an aggregate of 29,415,000 Ordinary Shares offered hereby at an offering price of US$1.70 per share, after deducting placement agent fees and other estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of NZ$ and US$	As at July 31, 2020 (Historical)		As at July 31, 2020 (Pro Forma)(1)		As at July 31, 2020 (Pro Forma As Adjusted)(2)
	NZ$	US$ (3)	NZ$	US$ (3)	NZ$	US$ (3)
Borrowings	38,682	27,464	21,460	15,236	21,460	15,236
Share Capital	194,465	138,070	311,261	220,996	377,466	268,001
Accumulated Losses	(195,049)	(138,485)	(201,724)	(143,224)	(201,869)	(143,327)
Reserves	(1,124)	(798)	(1,124)	(798)	(1,124)	(798)
Total Capitalization	(1,708)	(1,213)	108,414	76,974	174,473	123,876

(1)	The pro forma information reflects the following transactions:

●	From August 1, 2020 through January 27, 2021, an aggregate of approximately US$4.7million (NZ$6.6 million) of the outstanding balance of the Prior Note issued in February 2020, representing all of the remaining outstanding balance of such note, was converted into 30,883,784 Ordinary Shares.

●	As of January 27, 2021, the July Note had been converted in full into an aggregate of 35,081,733 Ordinary Shares and the July Purchase Warrant had been exercised in full, pursuant to the Black-Scholes cashless exercise provision, for an aggregate of 47,817,633 Ordinary Shares.

●	On October 5, 2020, we and one of our operating subsidiaries, Bendon, entered into a settlement agreement with each of the Lenders, pursuant to which Bendon issued to them Bendon Conversion Shares with an aggregate value of US$3,789,654. The Bendon Conversion Shares were convertible into our ordinary shares at a conversion price equal to the closing market price of our ordinary shares on the trading day immediately preceding the date of conversion. As of January 27, 2021, the Bendon Conversion Shares had been converted in full into an aggregate of 45,930,930 Ordinary Shares.

●	Through January 27, 2021, pursuant to the August EDA and the October EDA, we sold an aggregate of 245,288,530 ordinary shares in “at the market” offerings for gross proceeds of US$67,998,416 (NZ$95,772,000) and net proceeds of US$65,958,463 (NZ$92,899,000), after payment to Maxim of an aggregate of US$2,039,952 (NZ$2,873,000) in commissions.

(2)	The pro forma as adjusted information gives further effect to the sale by us of an aggregate of 29,415,000 Ordinary Shares offered hereby at an offering price of US$1.70 per share, after deducting placement agent fees and other estimated offering expenses payable by us.

(3)	In this prospectus certain New Zealand dollar amounts have been translated into United States dollars at the rate as at July 31, 2020 of NZ$1 = US$0.71. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the conversion or exercise of the convertible notes and warrants set forth in footnote 1 in “The Offering.”

You should read this table in conjunction with our consolidated financial statements as at and for the six months ended July 31, 2020, which are incorporated by reference in this prospectus.

S-13

DILUTION

If you invest in our Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the price you paid per Ordinary Shares in this offering and the net tangible book value per Ordinary Shares after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding.

Our unaudited historical actual net tangible book value as of July 31, 2020 was approximately US$(1.2) million (NZ$(1.7) million), or approximately US$(0.03) (NZ$(0.04)) per Ordinary Share issued and outstanding on an unaudited historical actual basis as of such date.

Our unaudited pro forma net tangible book value as of July 31, 2020 would have been approximately US$77.0 million (NZ$108.4) million, or approximately US$0.17 (NZ$0.24) per Ordinary Share, after giving effect to the transactions described in footnote 1 to the table set forth in “Capitalization” above.

Our unaudited pro forma as adjusted net tangible book value as of July 31, 2020 would have been approximately US$123.9 million (NZ$174.5) million, or approximately US$0.26 (NZ$0.37) per Ordinary Share, after giving further effect to the sale by us of all the Ordinary Shares offered hereby at an offering price of $1.70 per share, and after deducting placement agent fees and other estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of US$0.09 (NZ$0.12) per Ordinary Share to existing stockholders and an immediate dilution of US$1.44 (NZ$2.03) per Ordinary Share to new investors purchasing shares in this offering.

The following table illustrates the dilution on a per Ordinary Share basis for investors purchasing shares in this offering:

Public offering price per share in this offering		$1.70
Pro forma net tangible book value per share as of July 31, 2020	$0.17
Increase in net tangible book value attributable to this offering	$0.09
Pro forma as adjusted net tangible book value per share as of July 31, 2020		$0.24
Dilution per share to new investors in this offering		$1.44

The per share calculations above are based the number of Ordinary Shares issued and outstanding as of July 31, 2020, as follows: 41,629,994 shares on an unaudited historical actual basis, 446,582,610 shares on an unaudited pro forma basis, and 475,997,610 shares on an unaudited pro forma as adjusted basis, each as described above.

The foregoing table assumes the sale of all the shares offered hereby. If less than all of the shares offered hereby are sold, the dilution to new investors purchasing shares in this offering will be greater.

The foregoing table does not take into account the conversion or exercise of the convertible notes and warrants set forth in footnote 1 in “The Offering.”

S-14

DESCRIPTION OF ORDINARY SHARES

For a description of the rights associated with the Ordinary Shares, see “Description of Capital Shares” in the accompanying base prospectus and the description of our Ordinary Shares included as Exhibit 2.2 to our Annual Report with the SEC on May 8, 2020 and incorporated by reference herein.

Assuming that an aggregate of 29,415,000 Ordinary Shares are sold in this offering at an offering price of US$1.70 per share, there will be 475,997,604 Ordinary Shares outstanding. The number of Ordinary Shares to be issued and outstanding after this offering is based on 398,056,214 Ordinary Shares issued and outstanding as of January 27, 2021, and also includes (i) 23,036,116 shares sold under the October EDA, but not yet issued, as of January 27, 2021, and (ii) 25,490,274 shares subject to conversion and exercise notices under the July Note and the July Purchase Warrant, but not yet issued, as of January 27, 2021. The number of Ordinary Shares to be issued and outstanding excludes the Ordinary Shares issuable upon the conversion or exercise of the convertible notes and warrants set forth in footnote 1 in “The Offering.”

S-15

CERTAIN TAX CONSIDERATIONS

You should carefully read the discussion of the material Australian and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our Ordinary Shares set forth in Section E, “Taxation,” of Item 10 of our Annual Report, filed with the SEC on May 8, 2020 and incorporated by reference herein.

S-16

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement, dated January 27, 2021. The placement agent is not purchasing or selling any of the Ordinary Shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Ordinary Shares offered hereby. We will enter into a share purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of Ordinary Shares offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

We have agreed, for a period of 30 days following the date of this prospectus supplement, to grant Maxim Group LLC the right of first refusal to act as lead managing underwriter and book runner and/or placement agent for any and all future public and private equity and debt offerings undertaken by us during such period.

Pursuant to the terms of the share purchase agreement, from the date hereof until 10 days after the closing date of this offering we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or ordinary share equivalents, subject to certain exceptions set forth in the share purchase agreement.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of $3,000,330. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Maximum Amount
Placement agent fees	$0.102	$3,000,330

We have also agreed to reimburse the placement agent for out-of-pocket expenses incurred by it in connection with this offering, in an amount not to exceed $55,000. The total estimated offering expenses payable by us, other than the placement agent fees and the placement agent’s reimbursable expenses, are approximately $48,120, which includes legal, accounting and various other expenses associated with registering and issuing the shares.

The placement agency agreement provides that the obligations of the placement agent, and the share purchase agreement provides that the obligations of the purchasers in the offering, are subject to certain customary conditions precedent, including the receipt of customary legal opinions, letters and certificates and the absence of any material adverse change in our business. The placement agency agreement and the share purchase agreements also contain customary representations and warranties that must be true and correct as of the closing.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the share purchase agreement. A copy of the share purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Stabilizing Transactions

The placement agent has informed us that it does not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Additional Information

The placement agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Trading Market

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “NAKD.”

Transfer Agent

The transfer agent for our Ordinary Shares to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates (including pursuant to the October EDA). They have received, or may in the future receive, customary fees and commissions for these transactions.

S-17

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

In US$
Legal Fees and Expenses	$27,120
Accountants’ Fees and Expenses	$19,000
Miscellaneous Costs	$2,000
Total	$48,120

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act. Mills Oakley, Sydney, Australia, will pass upon the validity of the Ordinary Shares offered in this prospectus and on matters of Australia law. Ellenoff Grossman & Schole LLP, New York, New York, is representing the placement agent in this offering.

EXPERTS

The financial statements as of January 31, 2020 and 2019 and for each of the three years in the period ended January 31, 2020, incorporated by reference in this prospectus supplement, have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the Ordinary Shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

S-18

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 8, 2020;

●	our report on Form 6-K filed with the SEC on November 4, 2020 containing our unaudited interim condensed consolidated financial statements and the related notes thereto as of and for the six months ended July 31, 2020;

●	our reports on Form 6-K filed with the SEC on February 6, 2020, February 13, 2020, March 11, 2020, March 12, 2020, April 16, 2020, April 30, 2020, May 15, 2020, June 10, 2020, July 8, 2020, July 27, 2020, July 31, 2020, August 19, 2020, August 20, 2020, August 21, 2020, August 31, 2020, September 25, 2020, October 5, 2020 (two reports), October 6, 2020, November 27, 2020, and January 21, 2021; and

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, c/o Bendon Limited, 8 Airpark Drive, Airport Oaks, Auckland 2022, New Zealand. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

S-19

PROSPECTUS

NAKED BRAND GROUP LIMITED

$200,000,000

Ordinary Shares

Preference Shares

Warrants

Debt Securities

Units

By this prospectus, we may offer and sell from time to time, in one or more offerings, our ordinary shares, preference shares, warrants, debt securities and units, which we sometimes refer to collectively as the “shelf securities,” for aggregate gross proceeds not to exceed $200,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices, and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement will also set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

Our ordinary shares trade on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbol “NAKD.” The last sale price of our ordinary shares on October 23, 2020 was US$0.08 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 26, 2020

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademarks include, among others, Bendon, Bendon Man, Davenport, Fayreform, Lovable, Pleasure State, VaVoom, Evollove, Hickory and Frederick’s of Hollywood and other related trademarks. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings with a maximum aggregate offering price of up to US$200,000,000.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

xxii

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2020 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Unless otherwise stated in this prospectus,

●	“Bendon” refers to Bendon Limited, one of our operating subsidiaries;

●	“FOH” refers to FOH Online Corp., one of our operating subsidiaries; and

●	“we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations.

Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars. On December 20, 2019, we completed a reverse stock split of our ordinary shares, pursuant to which every 100 ordinary shares outstanding as of the effective time of the reverse stock split were combined into one ordinary share. All share and per share information in this prospectus is presented on post-reverse split basis.

Overview

We operate in the highly competitive specialty retail business. We are a designer, distributor, wholesaler, and retailer of women’s and men’s intimate apparel, as well as women’s swimwear. Our merchandise is sold through company-owned retail stores in Australia and New Zealand; through online channels in Australia, New Zealand and the U.S.; and through wholesale partners in Australia and New Zealand and, on a more limited basis, through wholesale partners and distributors in the United Kingdom and the European Union (collectively, the “E.U.”).

We previously sold our merchandise through wholesale partners in the U.S., as well. However, in order to improve our profitability, we have exited the U.S. wholesale market, although we continue to sell in the U.S. through online channels. We also substantially reduced the size of our operations in the E.U. wholesale market.

Our Brands

Bendon

Our brands include our flagship Bendon brand, as well as our Bendon Man, Davenport, Fayreform, Lovable, Pleasure State, VaVoom, Evollove, and Hickory brands. We sell products under these brands at 60 Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, we sell products under these brands in approximately 325 wholesale stores in Australia, New Zealand and the E.U., and through distributors in the E.U.

Frederick’s of Hollywood

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra and the padded bra to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood online license for the U.S., Australia and New Zealand, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com.

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Former Brands

We previously sold products under the Stella McCartney, Heidi Klum and Naked brands. Our license to the Stella McCartney brand terminated on June 30, 2018. On January 31, 2020, we entered into a termination agreement with Heidi Klum and Heidi Klum Company, LLC, which provides for the termination of the license agreement between the parties. On January 28, 2020, we sold all of our right, title and interest in the Naked brands to Gogogo SRL. We may continue selling existing Heidi Klum branded products, as well as Heidi Klum branded products manufactured on or prior to June 30, 2020 under existing contracts. The right to continue selling such products will continue until six months after the date of the termination agreement in the Northern Hemisphere and until 12 months after the date of the termination agreement in the Southern Hemisphere. We also may continue selling any inventory bearing the Naked brand that was in existence as of the closing.

Our Strengths

We believe the following competitive strengths contribute to our leading market position and differentiate us from our competition:

Distinct, Well-Recognized Brands

Our iconic brands, including Bendon, Pleasure State, Fayreform and Frederick’s of Hollywood, have come to represent a unique lifestyle across its targeted customers. Our brands allow us to target markets across the economic spectrum, across demographics and across the world. We believe our flagship brands and prominent, highly recognized creative directors provide us with a competitive advantage.

In-Store Experience and Store Operations

We view our customers’ in-store experience as an important vehicle for communicating the image of each brand. We utilize visual presentation of merchandise, in-store marketing and our sales associates to reinforce the image represented by the brands. Our in-store marketing is designed to convey the principal elements and personality of each brand. The store design, furniture, fixtures and music are all carefully planned and coordinated to create a unique shopping experience. Every brand displays merchandise uniformly to ensure a consistent store experience, regardless of location. Store managers receive detailed plans designating fixture and merchandise placement to ensure coordinated execution of the company-wide merchandising strategy. Our sales associates and managers are a central element in creating the atmosphere of the stores by providing a high level of customer service.

Product Development, Sourcing and Logistics

We believe a large part of our success comes from frequent and innovative product launches, as well as launches of new collections from our existing brands. Our merchant, design and sourcing teams have a long history of bringing innovative products to our customers. Our key vendor partners are industry leaders in both innovation and social responsibility. We work closely together to form a world class supply chain that is dynamic and efficient.

Highly Experienced Leadership Team

Our management team is led by Justin Davis-Rice, Executive Chairman, who joined Bendon in 2011 and is responsible for leading our revenue growth. Prior to joining Bendon, Mr. Davis-Rice co-founded Pleasure State. Anna Johnson, Chief Executive Officer, brings to us a track record of over 25 years’ experience driving growth across a number of industries, including consumer electronics, outdoor adventure and intimate apparel. The rest of our senior management team has a wealth of retail and business experience at The Warehouse Group, Cotton On Group and Hewlett Packard. We have developed a strong and collaborative culture aligned around our goals to create the most beautiful, innovative lingerie that is designed to enhance comfort and fit for women all over the world.

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Recent Developments

COVID-19

As of the time of this prospectus supplement, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail and wholesale businesses. We temporarily closed our bricks and mortar stores for eight weeks across March to May 2020. In addition, due to a state of emergency being declared, the Australian stores in the state of Victoria have been closed temporarily from August 3, 2020 and the Auckland stores in New Zealand are trading again after being closed for two weeks. However, we have been able to continue to sell merchandise through our two online stores and fulfil online orders from the New Zealand and U.S. warehouses.

To mitigate the significant impact on cashflow we worked with suppliers to get support with delayed payments and reached agreements with certain key suppliers to push back payments. In addition, we continue to negotiate support from landlords to provide rent abatements through the period of closure and until revenue levels return to previous levels. Employees agreed to work reduced hours and we have applied for government wage subsidies from the New Zealand and Australian governments. At the date of this prospectus supplement, we have received NZ$2.0 million in subsidies from the New Zealand government and AU$0.7 million in subsidies from the Australian government. We have also been in discussion with the Bank of New Zealand (“BNZ”) to defer loan repayments (see “Senior Secured Credit Facility” below). We are investigating other government funding packages for which we may be eligible. The impact of COVID-19 in Asia delayed stock flow due to temporary factory closures. We are working with suppliers who are now back operating to prioritize and reschedule orders and inventory flow has resumed.

The full impact of the COVID-19 pandemic continues to evolve, and, as such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management and the directors are monitoring the situation on a daily basis and forward planning to minimize the total impact to the group.

For more information, see Item 5 of our Annual Report.

ATM

We are party to an equity distribution agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”), dated as of August 20, 2020 and amended as of September 25, 2020, pursuant to which we may sell, from time to time, through Maxim, ordinary shares having an aggregate offering price of up to US$18,500,000. Sales of the Shares, if any, may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Pursuant to the Sales Agreement, through October 23, 2020, we sold an aggregate of 136,432,150 ordinary shares for gross proceeds of US$17,823,227 (NZ$27,004,889) and net proceeds of US$17,288,530 (NZ$26,194,742), after payment to Maxim of an aggregate of US$534,697, (NZ$810,147) in commissions.

In addition, we have entered into a new equity distribution agreement (the “New Sales Agreement”) with Maxim, dated as of October 19, 2020, pursuant to which we may sell, from time to time, through Maxim, ordinary shares having an aggregate offering price of up to US$50,000,000. Upon the commencement of sales under the New Sales Agreement, we intend to terminate the prior Sales Agreement.

Senior Secured Credit Facility

Effective March 12, 2020, we entered into a Deed of Amendment and Restatement (the “Restated Facility Agreement”) that amended and restated that certain Facility Agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and BNZ, as lender. Under the Restated Facility Agreement, BNZ will continue to make available (i) a revolving credit facility (the “Revolving Facility”), for which the facility limit, as amended, currently is NZ$16.5 million, and (ii) an instrument facility (the “Instrument Facility”), for which the facility limit is NZ$1.345 million. The Revolving Facility has an outstanding principal balance of NZ$16.5 million as of the date of this prospectus. We will reduce our indebtedness under the Restated Facility Agreement by an aggregate of NZ$7 million in periodic installments through November 30, 2021, which will also reduce the facility limit under the Revolving Facility. The facilities terminate on March 12, 2022. As at January 31, 2020, we were compliant under the facility covenants then in effect. However, we have not been compliant with the financial covenants under the Restated Facility Agreement, due to the impact of COVID-19, and we are currently in negotiations with BNZ to revise these temporarily. For more information, see Item 5.B of our Annual Report.

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Convertible Promissory Notes

Notes Issued in October, November, and December 2019 and January, February, and April 2020

In each of October, November and December 2019 and January, February, and April 2020, we completed a private placement of a convertible promissory note (each, a “Prior Note”) and a warrant to purchase ordinary shares to either St. George Investments LLC or Iliad Research and Trading L.P., which are affiliates of one another (together, the “Affiliated Holders”). Each private placement of a Prior Note was made pursuant to a Securities Purchase Agreement with the applicable Affiliated Holder. The aggregate purchase price of the Prior Notes was US$15,500,000 (NZ$23,485,000). Each of the Prior Notes was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of each Prior Note. In addition, the applicable Affiliated Holder had the right to exchange each warrant for a 5% increase in the outstanding balance of the related Prior Note, a right the Affiliated Holder exercised in each case. Because we did not timely complete an equity financing as required by each of the Prior Notes and did not timely file a registration statement as required by the Prior Notes issued in February and April 2020, the outstanding balance of each applicable Prior Note was increased by 10% for each such occurrence.

Each of the Prior Notes issued in October, November and December 2019 and January 2020 had an initial fixed conversion price of US$5.00 per share (in the case of the October 2019 note) or US$4.00 per share (in the case of the other notes). Pursuant to amendments in January 2020, on three occasions, we temporarily reduced the conversion price of the Prior Note issued in December 2019. Furthermore, pursuant to amendments in April and June 2020, we modified the Prior Notes issued in October, November and December 2019 and January 2020 so that they could be converted at a floating conversion price, provided we approved each such conversion. Subject to our approval, the holders of such Prior Notes could convert the outstanding balance of the notes into ordinary shares at a conversion price per share that was equal to (i) a percentage of not less than 75%, multiplied by (ii) the lowest daily volume weighted average price of the ordinary shares in the preceding 20 trading days, but in any event not less than a specified floor price. As of October 23, 2020, the entire outstanding balance of the Prior Notes issued in October, November and December 2019 and January 2020, or approximately US$15,000,000 (NZ$22,700,000), had been converted into 35,746,486 ordinary shares.

In August 2020, we entered into a similar amendment with respect the Prior Note issued in February 2020, so that it also may be converted at a floating conversion price, provided we approve each such conversion, on the same terms as described above. The Prior Note issued in April 2020 remains convertible only at its initial fixed conversion price. As of October 23, 2020, US$350,000 (NZ$530,000) of the Prior Note issued in February 2020 had been converted into 1,875,670 ordinary shares.

Each of the remaining Prior Notes issued in February and April 2020 bears interest at 20% per annum, compounded daily, and matures two years after its issuance. As of October 23, 2020, the aggregate outstanding principal balance of the remaining Prior Notes was approximately US$6,518,000 (NZ$9,875,000).

Note and Purchase Warrant Issued in July 2020

In July 2020, we completed a private placement of a convertible promissory note (the “July Note”) and a warrant to purchase ordinary shares (the “July Purchase Warrant”) to one of the Affiliated Holders, Iliad Research Trading L.P., pursuant to a Securities Purchase Agreement, for an aggregate purchase price of US$8,000,000 (NZ$12,100,000). The July Note was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of the July Note, for an original principal balance of US$8,420,000. We also granted a financing rebate to the Affiliated Holder, resulting in net proceeds to us of approximately US$7,200,000 (NZ$10,900,000) from the sale of the July Note. The July Note accrues interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum. The July Note matures on the second anniversary of its issuance.

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The July Note is convertible at the election of the Affiliated Holder into ordinary shares at a conversion price equal to the lower of US$0.2424 (80% of the closing bid price of the ordinary shares on the trading day immediately prior to August 24, 2020, the date the resale registration statement for the ordinary shares underlying the July Note was declared effective). In addition, during the ten-day period following August 24, 2020, we had the right to require the Affiliated Holder to convert the entire principal amount of the July Note in excess of US$2,100,000, and all accrued interest on the July Note, into ordinary shares. Between August 25 and September 2, 2020, the Affiliated Holder exercised its right to convert US$1,780,960 in principal amount of the July Note, resulting in the issuance of 7,347,195 ordinary shares. On September 3, 2020, we exercised our right in full to require conversion of the July Note. To the extent the Affiliated Holder would have beneficially owned more than 9.9% of our outstanding ordinary shares after such required conversion, we issued to the Affiliated Holder “pre-funded” warrants (the “July Pre-Funded Warrants”) in lieu of such shares. As a result, we issued 3,316,521 ordinary shares and a July Pre-Funded Warrant to purchase 15,492,344 ordinary shares to the Affiliated Holder on September 3, 2020. As of October 23, 2020, the Affiliated Holder had exercised the July Pre-Funded Warrant in full. As of such date, the outstanding balance of the July Note was approximately US$2,106,000 (NZ$3,191,000).

The July Purchase Warrant entitles the Affiliated Holder to purchase ordinary shares at an exercise price of US$0.6707 per share. In addition, if the exercise price of the July Purchase Warrants is higher than the last closing bid price of the ordinary shares, the July Purchase Warrants may be exercised on a cashless basis for a number of shares equal to the Black-Scholes value per share underlying the July Purchase Warrant, multiplied by the number of shares as to which the July Purchase Warrant is being exercised, divided by the closing bid price as of two business days prior to the exercise date, but in any event not less than the floor price specified in the July Purchase Warrant. For this purpose, the Black-Scholes value per share underlying the July Purchase Warrant is a fixed value as set forth in the July Purchase Warrant. The July Purchase Warrant expires on July 24, 2025. As of October 23, 2020, the July Purchase Warrant had been exercised as to 7,251,581 ordinary shares on a cashless exercise basis using the Black-Scholes value, resulting in the issuance of 31,253,032 ordinary shares, and 11,884,783 ordinary shares remain subject to the July Purchase Warrant.

Bendon Conversion Shares

On October 5, 2020, we and one of our operating subsidiaries, Bendon, entered into a settlement agreement with each of (i) Timothy D. Connell and (ii) William Gibson and Ivory Castle Limited (collectively, the “Lenders”). The Lenders had alleged that specific repayment terms of loans made by them were not met as promised and sought repayment of the loans. Pursuant to the settlement agreements, the Lenders agreed to settle the dispute in consideration for Bendon’s issuance to them of redeemable conversion shares of Bendon (the “Bendon Conversion Shares”) with an aggregate value of US$3,789,654. The Bendon Conversion Shares constitute a separate share class in Bendon, confer no voting rights on the Lenders, have no rights to dividends or distributions by Bendon, have the right to receive any dividends declared and paid by our company on an as-converted basis, are redeemable by Bendon at any time at a price of NZ$1,000 (US$662.90) per share and are redeemable by Bendon at a price of NZ$0.01 per share if a Lender’s Settlement Agreement is terminated. The Bendon Conversion Shares are convertible into our ordinary shares at a conversion price equal to the closing market price of our ordinary shares on the trading day immediately preceding the date that the Lenders or Bendon, as applicable, delivers a notice of conversion, subject to a floor of US$0.05 per share (which minimum amount is subject to adjustment for any share dividend, subdivision, or combination of share capital or any similar transaction, including any reverse split of Naked’s shares). The Bendon Conversion shares are not convertible by a Lender or Bendon to the extent that, after giving effect to the issuance of our ordinary shares issuable upon such conversion, the Lender or any of its affiliates would beneficially own in excess of 4.9% of the total number of our outstanding ordinary shares. Assuming that a conversion notice was delivered on October 23, 2020, the conversion price would have been US$0.08 per share and Bendon Conversion Shares would have been convertible into 47,370,675 ordinary shares, subject to the limitation on conversion described above. For more information, see our Report of Foreign Issuer on Form 6-K filed October 5, 2020.

Nasdaq Noncompliance

On March 11, 2020, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the previous 30 consecutive business days, the closing bid price for the ordinary shares had been below the minimum of US$1.00 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days to regain compliance with the minimum bid price requirement. In addition, Nasdaq has tolled the compliance period from April 16, 2020 through June 30, 2020, due to the impact of COVID-19. Accordingly, we have until November 23, 2020 to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the ordinary shares must be at least US$1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the initial 180-day period, we may be eligible for an additional 180 calendar days.

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The Nasdaq notification has no effect at this time on the listing of the ordinary shares, and the ordinary shares continue to trade under the symbol “NAKD.”

Corporate Information

Our principal office is located at 8 Airpark Drive, Airport Oaks, Auckland 2022, New, Zealand, and our telephone number is +64 9 275 0000. Our registered office is located at 1/23 Court Road, Double Bay, New South Wales 2028, Australia. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with Securities and Exchange Commission (the “SEC”) as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2020, as amended, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 32.

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Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 8.

The Securities We May Offer

We may offer up to US$200,000,000 of ordinary shares, preference shares, warrants, debt securities and/or units, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Ordinary Shares

Each of holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to the constitution of our company (“Constitution”) and to any rights or restrictions attached to any shares or class of shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative. Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

Subject to the Corporations Act 2001 (Cth) (“Corporations Act”) and any preferential rights of any outstanding preference shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

Preference Shares

Subject to the Corporations Act, our Constitution authorizes the issuance of preference shares, including preference shares which are, at the option of the Company or the holder, convertible into ordinary shares. Each preference share will confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preference shares will have limited voting rights. We have summarized some of the general terms and provisions of the preference shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preference shares offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

Subject to any covenants in our senior credit facility with BNZ, we may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in us, you should carefully consider the risk factors described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, as well as any risk factors set forth under the caption “Risk Factors” in any prospectus supplement relating to a particular offering, together with all of the other information included in such prospectus supplement and incorporated by reference therein. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline and you could lose all or a part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	expectations regarding industry trends and the size and growth rates of addressable markets;

●	our business plan and our growth strategies, including plans for expansion to new markets and new products; and

●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our ability to raise any necessary capital;

●	our ability to maintain the strength of our brand or to expand our brand to new products and geographies;

●	our ability to protect or preserve our brand image and proprietary rights;

●	our ability to satisfy changing consumer preferences;

●	an economic downturn affecting discretionary consumer spending;

●	our ability to compete in our markets effectively;

●	our ability to manage our growth effectively;

●	poor performance during our peak season affecting our operating results for the full year;

●	our indebtedness adversely affecting our financial condition;

●	our ability to maintain relationships with our select number of suppliers;

●	our ability to manage our product distribution through our retail partners and international distributors;

●	the success of our marketing programs;

●	business interruptions because of a disruption at our headquarters;

●	fluctuations in raw materials costs or currency exchange rates;

●	the success of our business restructuring; and

●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at January 31, 2020 on an historical basis and on a pro forma basis, after giving effect to the transaction described in the notes table.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussions and Analysis of Financial condition and Results of Operations” and the other financial information incorporated by reference in this prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of NZ$ and US$	As at January 31, 2020 (Historical)		As at January 31, 2020 (Pro Forma)(1)
	NZ$	US$ (2)	NZ$	US$ (2)
Borrowings	38,913	25,683	27,876	18,398
Share Capital	170,913	112,327	231,407	152,729
Accumulated Losses	(176,595)	(116,553)	(176,595)	(116,553)
Reserves	118	78	118	78
Total Capitalization	(6,284)	(4,147)	54,930	36,254

(1)	The pro forma information reflects the following transactions:

●	On February 12, 2020, we completed a private placement of a Prior Note and a warrant to purchase ordinary shares, for a purchase price of US$3.0m, with a principal balance before discount and expenses of US$3.17m. The holder exercised the right to exchange the warrant for a 5% increase in the balance of the February Prior Note, and as a result the warrant was cancelled, and the balance of the Prior Note was increased by approximately US$0.2m. We also did not timely complete an equity financing and did not timely file a registration statement as required by the Prior Note, and as a result the outstanding balance of the note was subjected to a 10% premium for each such occurrence, or an aggregate of approximately US$0.7m. The Prior Note accrues interest at a rate of 20% per annum, compounded daily.

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●	On April 15, 2020, we completed a private placement of a Prior Note and a warrant to purchase ordinary shares, for a purchase price of US$1.5m, with a principal balance before discount and expenses of US$1.595m. The holder exercised the right to exchange the warrant for a 5% increase in the balance of the April Prior Note, and as a result the warrant was cancelled, and the balance of the Prior Note was increased by approximately US$0.1m. We also did not timely complete an equity financing and did not timely file a registration statement as required by the Prior Note, and as a result the outstanding balance of the note was subjected to a 10% premium for each such occurrence, or an aggregate of approximately US$0.4m. The Prior Note accrues interest at a rate of 20% per annum, compounded daily.

●	On July 3, 2020, we agreed to exchange one of our outstanding promissory notes, with an outstanding balance of approximately US$1.36m, for 1,666,667 of our ordinary shares.

●	From February 1, 2020 through October 23, 2020, an aggregate of US$14.5 million (NZ$22.0 million) of the outstanding balance of the Prior Notes issued in October, November and December 2019 and January 2020, representing all of the outstanding balance of such notes, and US$350,000 (NZ$530,000) of the outstanding balance of the Prior Note issued in February 2020 was converted into 37,141,676 ordinary shares.

●	On July 24, 2020, we completed a private placement of the July Note and the July Purchase Warrant, for a purchase price of US$8.0 million, with an original issue discount of 5%, certain expenses added to the principal balance, and a financing rebate granted to the investor, resulting an initial balance of the July Note of US$8,420,000 (NZ$12,758,000) and net proceeds to us of approximately US$7,200,000 (NZ$10,900,000). The July Note accrues interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum. The July Note has a conversion price of US$0.2424 per share. Between August 25 and September 2, 2020, the Affiliated Holder exercised its right to convert US$1,780,960 in principal amount of the July Note, resulting in the issuance of 7,347,195 ordinary shares. On September 3, 2020, we exercised our right to require conversion of the principal amount of the July Note in excess of $2,100,000 and all accrued interest on the July Note. To the extent the Affiliated Holder would have beneficially owned more than 9.9% of our outstanding ordinary shares after such required conversion, we issued to the Affiliated Holder “pre-funded” warrants (the “July Pre-Funded Warrants”) in lieu of such shares. As a result, we issued 3,316,521 ordinary shares and a July Pre-Funded Warrant to purchase 15,492,344 ordinary shares to the Affiliated Holder on September 3, 2020. As of October 23, 2020, the Affiliated Holder had exercised the July Pre-Funded Warrant in full. As of such date, the outstanding balance of the July Note was approximately US$2,106,000 (NZ$3,191,000).

●	Through October 23, 2020, pursuant to the Sales Agreement with Maxim, we have sold an aggregate of 133,087,150 ordinary shares for gross proceeds of US$17,823,227 (NZ$27,004,889) and net proceeds of US$17,288,530 (NZ$26,194,742), after payment to Maxim of an aggregate of US$534,697 (NZ$810,147,) in commissions.

(2)	In this prospectus certain New Zealand dollar amounts have been translated into United States dollars at the rate as at January 31, 2020 of NZ$1 = US$0.66. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the conversion or exercise of the convertible securities and warrants set forth in “Description of Capital Shares—Ordinary Shares.”

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended January 31, 2020, which are incorporated by reference in this prospectus

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DESCRIPTION OF CAPITAL SHARES

General

Our corporate affairs are principally governed by our Constitution and the Corporations Act. The rights and restrictions attaching to the ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below.

Australia does not have a limit on the authorized share capital that may be issued and does not recognize the concept of par value. Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options on any terms, with the rights and restrictions and for the consideration that our board of directors determine. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

Ordinary Shares

As of October 23, 2020, 234,001,906 ordinary shares are issued and outstanding, which does not include:

●	approximately 8,689,000 ordinary shares estimated to be issuable upon conversion of the July Note (assuming that the balance of the note and all accrued interest thereon as of October 23, 2020 was converted in full at the current conversion price) and 11,884,783 ordinary shares underlying the July Purchase Warrant. However, the actual number of shares issuable upon exercise of the July Purchase Warrant may be substantially more than the foregoing amount, depending, among other things, on whether the July Purchase Warrant is exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the July Purchase Warrant would depend on the market price of the ordinary shares at the time of exercise. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued;

●	approximately 1,629,000 ordinary shares estimated to be issuable upon the conversion of the Prior Notes issued in February and April 2020 (assuming that the balance of each such note as of October 23, 2020 was converted in full at the fixed conversion price provided in each such note). However, the actual number of shares issuable upon conversion of such notes may be substantially more than the foregoing amount, because the Prior Note issued in February 2020 may be converted at a floating conversion price based on the current market price of our ordinary shares, provided we approve such conversion. Subject to our approval, the holder of such note may convert the outstanding balance of such note into the ordinary shares at a floating conversion price per share that is equal to (i) a percentage of not less than 75%, multiplied by (ii) the lowest daily volume weighted average price of the ordinary shares in the preceding 20 trading days, but in any event not less than a specified floor price. Based on the outstanding balance of approximately US$4,274,000 as of October 23, 2020, and an assumed floating conversion price of US$0.15 (which is the floor price), the Prior Note issued in February 2020 would be convertible into approximately 28,496,000 ordinary shares. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Prior Note issued in February 2020;

●	approximately 47,370,675 ordinary shares estimated to be issuable upon the conversion of the Bendon Conversion Shares (based on the conversion price of $0.08 per share that would apply if a conversion notice was delivered on October 23, 2020). The actual number of shares issued upon such conversion may be substantially more or less than this estimate, depending, among other things, the future market price of our ordinary shares. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Bendon Conversion Shares; and

●	592,900 ordinary shares underlying our outstanding warrants (other than the July Purchase Warrant).

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Dividend Rights

Subject to the Corporations Act, ordinary shareholders are entitled to receive such dividends as may be declared by the directors. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cheque, electronic transfer or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the Corporations Act and the Nasdaq rules, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Voting Rights

Each of our ordinary shareholders is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each ordinary shareholder present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Preemptive Rights

Ordinary shareholders do not have preemptive rights.

Preference Shares

As of October 23, 2020, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Corporations Act, our Constitution and set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Corporations Act, all of the provisions of our Constitution and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and constitution that contains the terms of the issue of preference shares.

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General

We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or converted to ordinary shares. Each preference share confers on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of the Company, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalisation of profits in favour of holders of those shares only; and (v) vote at any general meeting, but only in certain limited circumstances.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights

Holders of preference shares generally will have no voting rights except as set forth below. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Preference shares may vote at a general meeting only in the following circumstances: (i) on a proposal to reduce the share capital of the Company, or that would affect the rights attached to the preference share, or to wind up the Company or for the disposal of the whole of the property, business, and undertaking of our company, (ii) on a resolution to approve the terms of a buy-back agreement, (iii) during the period in which dividends on any preference shares are in arrears, (iv) during the winding up of our company, and (v) in other circumstances as required by the listing rules of Nasdaq or another exchange that is our primary stock exchange.

Dividend Rights

Holders of our preference shares are entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue. Subject to the Corporations Act and the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

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The directors may decide at the time of issue to designate a bonus issue or to capitalize our company’s profits in favor of the holders of preference shares only. The bonus issue, or the capitalization, must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Conversion and Redemption Rights

The board of directors may decide at the time of issue to designate an issue of preference shares as redeemable. Preference shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preference shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preference shares will be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

Constitution and Corporations Act

The summary below relates to our Constitution as currently in effect. The summary below is of the key provisions of our Constitution and does not purport to be a summary of all of the provisions thereof or of all relevant provisions of Australian law governing the management and regulation of Australian companies.

Incorporation

We were incorporated in Australia on May 11, 2017 under the Corporations Act with company registration number ACN 619 054 938. We are an Australian public limited company.

Objects and Purposes

Our Constitution grants us full power and authority to exercise any power, take any action or engage in any conduct which the Corporations Act permits a company limited by shares to exercise, take or engage in.

Directors

There must be a minimum of three directors and a maximum of 12 directors unless our shareholders in general meeting resolves otherwise. The directors may set a maximum number of directors less than the current maximum in accordance with the Corporations Act and the Nasdaq rules. Where required by the Corporations Act or Stock Market Rules, we must hold an election of directors each year. No director, other than the managing director, may hold office without re-election beyond the third annual general meeting following the meeting at which the director was last elected or re-elected. A director appointed to fill a casual vacancy, who is not a managing director, holds office until the conclusion of the next annual general meeting following his or her appointment. If there would otherwise not be a vacancy, and no director is required to retire, then the director who has been longest in office since last being elected must retire. If a number of directors were elected on the same day, the directors to retire are (in default of agreement between them) determined by ballot.

Our Constitution provides that no person shall be disqualified from the office of director or prevented by such office from contracting with us, nor shall any such contract or any contract or transaction entered into by or on our behalf in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realised by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. However, a director who has a material personal interest in a matter that is being considered by the directors must not be present at a meeting while the matter is being considered nor vote on the matter, except where permitted by the Corporations Act.

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Each director is entitled to remuneration from our company for his or her services as decided by the directors but the total amount provided to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by us in general meeting. The remuneration of an executive director must not include a commission on, or a percentage of, profits or operating revenue. Remuneration may be provided in the manner that the directors decide, including by way of non-cash benefits. There is also provision for directors to be paid extra remuneration (as determined by the directors) if they devote special attention to our business or otherwise perform services which are regarded as being outside of their ordinary duties as directors or, at the request of the directors, engage in any journey on our business. Directors are also entitled to be paid all travelling and other expenses they incur in attending to our affairs, including attending and returning from general meetings or board meetings, or meetings of any committee engaged in our business.

Directors also may exercise all the powers of the company to borrow or raise money, to charge any of the company’s property or business or any of its uncalled capital, and to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.

General Meetings

A general meeting of shareholders may be called by a directors’ resolution or as otherwise provided in the Corporations Act. The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at a general meeting may also call, and arrange to hold, a general meeting themselves. In addition, where it is impracticable to call the meeting in any other way, the Court may order a meeting of our members to be called.

The Corporations Act requires at least 21 clear days of notice to be given for a general meeting. Notice of a general meeting must be given to each person who, at the time of giving the notice, is a member, director or auditor of ours, or is entitled to a share because of the death of a shareholder (and who has satisfied the directors of his or her right to be registered as the holder of, or to transfer, the shares).

The notice of meeting must include the date and time of the meeting, the location, an electronic address, planned business for the meeting, information about any proposed special resolutions and information about proxy votes.

Changes in Capital

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law.

Indemnity

We must indemnify our current and past directors and other executive officers on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office or a related body corporate.

Disposal of assets

The Corporations Act does not specifically preclude a company from disposing of its assets, or a significant portion of its assets. Subject to any other provision which may apply (such as those provisions relating to related party transactions summarized above), a company may generally deal with its assets as it sees fit without seeking shareholder approval.

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Rights of non-resident or foreign shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership or disposal of shares in an Australian company by non-resident or foreign shareholder. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership and disposal of our shares by non-resident or foreign shareholders.

Exchange Act Registration; Listing of our Securities

Our ordinary shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD.” The last sale price of our ordinary shares on October 23, 2020 was US$0.08 per share. As of the date of this prospectus, no other class of securities that we may offer hereunder is listed on any national securities exchange or automated quotation system.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preference shares will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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DESCRIPTION OF DEBT SECURITIES

Subject to any covenants in our senior credit facility with BNZ, the Prior Notes and the July Note described above, we may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or “DTC,” will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

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If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the shelf securities covered by this prospectus does not mean that the securities will be offered or sold.

Shelf securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Shelf securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

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Shelf securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Shelf securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

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Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the ordinary shares, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

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EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the securities offered hereby. All amounts listed below are estimates except the SEC registration fee.

Itemized expense	Amount
SEC registration fee	$21,820
Legal fees and expenses	$15,000
Accounting fees and expenses	$16,000
Transfer agent and registrar fees	$5,000
Miscellaneous	$5,000
Total	$62,820

Our costs and expenses relating to each sale of securities being registered hereby will be provided by a prospectus supplement.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Mills Oakley, Sydney, Australia, will pass upon the validity of the ordinary shares and preferred shares offered in this prospectus and on matters of Australia law.

EXPERTS

The financial statements as of January 31, 2020 and 2019 and for each of the three years in the period ended January 31, 2020, incorporated by reference in this registration statement, have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the ordinary shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

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We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 8, 2020;

●	our reports on Form 6-K filed with the SEC on February 6, 2020, February 13, 2020, March 11, 2020, March 12, 2020, April 16, 2020, April 30, 2020, May 15, 2020, June 10, 2020, July 8, 2020, July 27, 2020, July 31, 2020, August 19, 2020, August 20, 2020, August 21, 2020, August 31, 2020, September 25, 2020, October 5, 2020 (two reports) and October 6, 2020; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, c/o Bendon Limited, 8 Airpark Drive, Airport Oaks, Auckland 2022, New Zealand. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

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29,415,000

Ordinary Shares

NAKED BRAND GROUP LIMITED

Prospectus Supplement

Maxim Group LLC

January 27, 2021